EXHIBIT 24.1

POWER OF ATTORNEY

The respective undersigned directors and officers of Erickson Incorporated, EAC Acquisition Corporation, Erickson Helicopters, Inc., Evergreen Unmanned Systems, Inc., Evergreen Equity, Inc., Evergreen Helicopters International, Inc. and Erickson Transport, Inc. hereby appoint each of Udo Rieder and Eric Struik, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Udo Rieder Udo Rieder

Chief Executive Officer (principal executive officer) and Director of Erickson Incorporated; Director of EAC Acquisition Corporation, Erickson Helicopters, Inc., Evergreen Unmanned Systems, Inc., Evergreen Equity, Inc., Evergreen Helicopters International, Inc. and Erickson Transport, Inc.

April 3, 2014

/s/ Eric Struik Eric Struik

Chief Financial Officer (principal financial and accounting officer) of Erickson Incorporated; Director of EAC Acquisition Corporation, Erickson Helicopters, Inc., Evergreen Unmanned Systems, Inc., Evergreen Equity, Inc., Evergreen Helicopters International, Inc. and Erickson Transport, Inc.

April 3, 2014

/s/ Quinn Morgan	Director, Chairman of the Board of Erickson Incorporated	April 3, 2014
Quinn Morgan

/s/ Kenneth Lau	Director of Erickson Incorporated	April 3, 2014
Kenneth Lau

/s/ Hank Halter	Director of Erickson Incorporated	April 3, 2014
Hank Halter

/s/ Gary R. Scott	Director of Erickson Incorporated	April 3, 2014
Gary R. Scott

/s/ Meredith Siegfried	Director of Erickson Incorporated	April 3, 2014
Meredith Siegfried

/s/ James L. Welch	Director of Erickson Incorporated	April 3, 2014
James L. Welch

/s/ Edward T. Rizzuti Edward T. Rizzuti	Director of EAC Acquisition Corporation, Erickson Helicopters, Inc., Evergreen Unmanned Systems, Inc., Evergreen Equity, Inc., Evergreen Helicopters International, Inc. and Erickson Transport, Inc.	April 3, 2014